EXHIBIT 99.1

                     SUBSCRIPTION AGREEMENT - COMMON SHARES

                          Commercial Evaluations, INC.
                    2320 Paseo Del Prado, Building B, Suite 1
                             Las Vegas, Nevada 89129

IN ORDER TO PURCHASE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, OF MERCADO INDUSTRIES, Inc., (THE "COMPANY") AS DESCRIBED IN THE PROSPECTUS DATED DECEMBER __, 2001, ACCOMPANYING THIS SUBSCRIPTION AGREEMENT, EACH SUBSCRIBER MUST COMPLETE, EXECUTE AND RETURN THIS SUBSCRIPTION AGREEMENT, ALONG WITH THE PAYMENT, BY CHECK PAYABLE TO "THOMAS C. COOK AND ASSOCIATES, LTD. CLIENT TRUST ACCOUNT" FOR THE SHARES PURCHASED, TO THE COMPANY AT 2320 PASEO DEL PRADO, BUILDING B, SUITE 1, LAS VEGAS, NEVADA 89129. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING ASCRIBED THERETO IN THE PROSPECTUS.

1. Subscription

The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase from the Commercial Evaluations, Inc. (the "Company"), subject to the terms and conditions set forth in the Prospectus dated December ___, 2001 (the "Prospectus"), a copy of which accompanied this Subscription Agreement, __________shares of the Company's common stock $.001 par value per share, at a price per Share of $.025 per share or $____________ in the aggregate (the "Subscription Price").

2. Payment

The Subscription Price must accompany this Subscription and shall be paid by check payable to "Thomas C. Cook and Associates, Ltd., Client Trust Account".

3. Subscription Information

If an Individual:

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Full Name (type or print)     Social Security Number

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Address, City, State, Zip                                 Telephone


If a Corporation:

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Full Corporation Name (type or print)Tax ID Number

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Head Office Address, City, State, Zip                     Telephone


4. Miscellaneous

(a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

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(b) This Subscription Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms this Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Nevada, as such laws are applied by Nevada courts to agreements entered into and to be performed in Nevada and between residents of Nevada, and shall be binding upon the Subscriber, the Subscriber's heirs, estate, legal representatives, successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(c) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

(d) Except as set forth herein, neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

(e) The offering may be withdrawn at any time prior to the issuance of Shares to prospective Subscribers. Further, in connection with the offer and sale of the Shares, the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part or to allot to any prospective subscriber fewer than the Shares applied for by such subscriber. The Shares are offered by the Company subject to prior sale, acceptance of an offer to purchase, withdrawal, cancellation or modification of the offer, without notice.

(f) This Subscription Agreement does not constitute an offer to sell or a solicitation of any offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

IN WITNESS WHEREOF, THE SUBSCRIBER HAS EXECUTED THIS SUBSCRIPTION AGREEMENT ON THIS ______ DAY OF ____________, _____.


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Name of Subscriber (Please type or Print)

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Accepted this ___ day of _________, _____[Signature of Subscriber or of duly authorized signatory of a corporation, partnership or other subscriber that is not a natural person] COMMERCIAL EVALUATIONS, INC.

Name:_____________________________________

By: ____________________________________

Title:______________________________________
(Signature of duly authorized signatory) Please print or type name and title of duly authorized signatory of a corporate, partnership or other subscriber that is not a natural person.